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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the use of our report dated March 30, 1995 with respect to the consolidated financial statements of Acme Holdings Inc. as of December 31, 1993 and 1994, and for each of the three years in the period ended December
31, 1994, in the Registration Statement (Form S-1 No. 333-      ) and related
Prospectus of Rental Service Corporation for the registration of 5,000,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
June 13, 1996